Exhibit 2



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17007) pertaining to the Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings Plan of our report dated May 19, 1997, with respect to the financial statements and schedules of the Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                           /s/ Ernst & Young LLP

Des Moines, Iowa
June 23, 1997